                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.   20549

                                   FORM 8-K


                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934




                                 March 1, 1999
                                 -------------
                     (Date of the earliest event reported)



                             Columbia Capital Corp.
                             ----------------------
           (Exact name of Registrant as specified in its charter)




     Delaware                          001-13749                 11-3210792
-----------------------------         -----------            ------------------
(State or other jurisdiction-         (Commission              (I.R.S. Employer
of incorporation)                     File Number)           Identification No.)



 1157 North 5th Street Abilene, Texas                               79601
---------------------------------------                           ----------
(Address of principal executive offices)                          (Zip Code)

                                 915/674-3110
                                 ------------
               Registrant's telephone number, including area code

Item 5. Other Events

     Columbia Capital Corp., through its wholly owned subsidiary First Independent Computers, Inc., (collectively, the "Company"), has derived a substantial portion of its revenue by processing certain credit card accounts (the "Accounts") for the Federal Deposit Insurance Corporation ("FDIC"), as Receiver for BestBank of Boulder, Colorado. The FDIC was appointed Receiver on July 23, 1998, when BestBank was declared insolvent by the Colorado State Banking Commissioner and, as such, continued to operate certain of BestBank's business activities, including the Accounts. The Company processed the Accounts under a contract (the "Processing Agreement") entered into with BestBank as of October 1, 1997. During 1998, the revenue derived by the Company from processing the Accounts was approximately $10,705,415, which constituted approximately 83 % of the Company's total gross revenue.

     On November 3, 1998, the FDIC announced a sealed-bid auction for the sale of the Accounts. On December 24, 1998, RRI Credit Corporation ("RRICC"), which is not affiliated with the Company, was awarded the contract to purchase the Accounts from the FDIC. The purchase and sale agreement between RRICC and the FDIC, dated December 24, 1998 ("Purchase and Sale Agreement") called for a $1,000,000 nonrefundable deposit to be paid by RRICC and a closing date of January 29, 1999.

     The Company entered into an initial processing agreement with RRICC, on December 14, 1998, and as amended on January 15, 1999 ("RRICC Processing Agreement"), which was conditional on closing of the Purchase and Sale Agreement. In consideration for entering into the RRICC Processing Agreement, the Company lent RRICC $1,000,000 at 10% interest, which enabled RRICC to make a non-refundable deposit under the Purchase and Sale Agreement. The loan is non-recourse to RRICC unless the deposit is returned by the FDIC. The Board of Directors of the Company determined that it was in the best interests of the Company to lend this money to RRICC in order to assist RRICC in being awarded the bid, and the Company is continuing to receive revenue from processing the Accounts under the RRICC Processing Agreement that otherwise could have been lost if the FDIC sold the Accounts to another bidder or simply liquidated the Accounts.

     Due to circumstances discussed below, RRICC was unable to meet certain conditions to close the purchase by January 29, 1999, and, as of that date, RRICC and FDIC agreed to extend the closing date for the Purchase and Sale Agreement to February 22, 1999, and the Company became a party to the Purchase and Sale Agreement. The Company agreed, as a condition to the extension of Closing Date, that during the extension period, the Company would continue to process the Accounts under the Processing Agreement and would forego receipt of fees and reimbursement of expenses in anticipation that the Purchase and Sale Agreement would close by February 22, 1999, at which time the Company would be entitled to recoup such fees and expenses, which totaled approximately $550,000. The Board of Directors of the Company determined it would be in the best interests of the Company to continue to process the Accounts and to forego receipt of fees for the limited period of time of the extension rather than the FDIC selling the Accounts to another bidder or liquidating the Accounts.

     Since RRICC intended to operate the Accounts as an ongoing business, it was understood by all parties that RRICC would be required to enter into a sponsorship agreement with a bank licensed to do business with VISA. Prior to the execution of the January 29, 1999 extension agreement, facts had come into the possession of the Company that there may have been hindrance by certain regulators with efforts to negotiate a sponsorship agreement between RRICC and such a bank. This hindrance had the effect of preventing RRICC from being in a position to close the Purchase and Sale Agreement in a timely manner and, in fact, was one of the reasons that RRICC requested the extension in the first place. When these facts were brought to the attention of the FDIC, the FDIC stated that it had investigated the allegations and could find no facts to support the allegations. Notwithstanding the FDIC's denials, the parties proceeded to execute the January 29, 1999 extension agreement, based on the intention of RRICC and the Company to use the time to identify a new bank and to negotiate a sponsorship agreement.

     Between January 29, 1999 and February 22, 1999, the Company learned of further efforts by certain regulators to hinder the ability of RRICC to obtain a sponsoring bank. This additional hindrance, in the opinion of management of the Company, resulted in the prevention of RRICC from being able to close on the Purchase and Sale Agreement. On February 22, 1999, RRICC notified the Company and the FDIC that, because of such hindrance, the extension period had been an insufficient amount of time in which to find a sponsoring bank. RRICC and the FDIC discussed a further extension of the closing date. On February 26, 1999, the FDIC notified the Company that negotiations with RRICC had failed and that procedures to liquidate the Accounts, which had already begun, would continue. In addition, the FDIC announced that it was terminating the Processing Agreement, as of March 4, 1999.

     The effect of these events will be to eliminate more than 80% of the Company's monthly revenues from processing, as measured during 1998, which will have a material adverse effect on the Company's first quarter 1999 results of operations. The inability of RRICC to close the Purchase and Sale Agreement will also result in the loss of the $1,000,000 non-refundable deposit and the nonrepayment of the Company's loan to RRICC. Such a loss will result in the Company's charging-off of the note receivable from RRICC and will have a material adverse effect on the Company's 1998 fourth quarter and year end results of operations.

     The Company believes it may have a claim against the FDIC under a liquidated damages provision (the "Provision") in the Processing Agreement. Under the Provision, any termination by the FDIC before October 1, 2002 entitles the Company to liquidated damages equal to 80% of the average total monthly billings under the Processing Agreement for the most recent six months, multiplied by the number of months remaining in the term. The Company has prepared an invoice dated February 26, 1999, for liquidated damages in the amount of $43,566,129, which was presented to the FDIC for payment upon the termination and liquidation of the Accounts. This invoice has not yet been paid.

     Management of the Company hopes the Company will be able to replace the loss of revenue from the Processing Agreement and is currently working to negotiate new business to offset such loss. Management believes, however, that the Company will have to reduce current operating costs and, possibly, seek debt financing in the near term to finance such operations until sufficient new business has been obtained to replace the lost revenue. No assurance can be given that the Company will be able to attract sufficient new business or to obtain adequate new financing. If the Company does not generate adequate revenue producing business or proceeds from financing, the Company will have to curtail its operations significantly, which will have a material adverse effect on the Company's financial condition.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Columbia Capital Corp.

Dated:   March 15, 1999

                                       By: /s/  Charles LaMontagne
                                          ------------------------
                                       Charles LaMontagne
                                       Executive Vice President and
                                       Chief Financial Officer